EXHIBIT 99.1


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BRIGHAM                                                             NEWS RELEASE
EXPLORATION COMPANY                                        FOR IMMEDIATE RELEASE

BRIGHAM  EXPLORATION  PROVIDES  ITS  Q2  2002  OPERATIONAL  UPDATE
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     Austin,  TX  -  August 5, 2002 -- Brigham Exploration Company (NASDAQ:BEXP)
today  provided  an  operational  update  for  the  second  quarter  2002.

GULF  COAST  FRIO  TREND

     Providence  Field  - The Burkhart #1R, the confirmation well for the field,
     ----------------
began producing in the second week of July at approximately 8.7 MMcf of natural gas and 1,500 barrels of oil (17.7 MMcfe) per day, or 5.5 MMcfe net to Brigham's 31% revenue interest. Currently, the Burkhart #1R is producing approximately
10.5 MMcf of natural gas and 1,780 barrels of oil (21.2 MMcfe) per day, or 6.6 MMcfe per day net to Brigham's revenue interest. Upon payout of drilling and completion costs, which is expected to occur by year-end, Brigham's ownership reverts to a 22% revenue interest.

     The Staubach #1, the discovery well for the field, began producing during February 2002 and paid out its drilling and completion costs in May. To date the well has produced approximately .75 Bcf of natural gas and 322,000 barrels of oil (2.7 Bcfe). The Staubach #1 is currently producing approximately 5.0 MMcf of natural gas and 2,000 barrels of oil (17.0 MMcfe) per day, or approximately 4.4 MMcfe per day net to Brigham's 27% revenue interest.

     In early July, Carrizo Oil & Gas, Inc. (NASDAQ:CRZO) began drilling the Huebner #1, the second offset to the Staubach #1, to test the northern end of the approximately 800 acre structure. During the first two weeks of drilling, stuck drill pipe necessitated a sidetrack operation. The well has been sidetracked and is currently drilling at a depth of approximately 6,500 feet.
The Huebner #1 is expected to develop the currently producing Staubach and Burkhart pay intervals. In addition, plans include additional drilling to test deeper potential pay sands, with results expected by September.

     Brigham expects to drill the third and fourth development wells in the field prior to year-end, and anticipates drilling a total of at least five wells to fully develop the field.

     Also within the Frio trend, Brigham will operate and retain a 38% working interest in an exploratory Frio bright spot test that should commence drilling within the next two weeks. Results are expected by late September.

GULF  COAST  VICKSBURG  TREND

     Home Run & Triple Crown Fields - Brigham operates and retains a 34% working
     ------------------------------
interest in the Palmer #5R, its seventh well in its Home Run Field, which is currently drilling at a depth of approximately 11,300 feet. If successful, completion operations on the Palmer #5R should commence in late August.

     Also in Home Run, Brigham has commenced sidetracking operations on the previously drilled Palmer #3. The Company retains a 34% working interest in the Palmer #3ST, and expects results by early October.

     Brigham plans to drill its next development well in the Triple Crown Field in the fourth quarter of 2002 or in the first quarter of 2003.

     Adjacent  Fault  Blocks  -  Brigham  plans  to spud the Floyd #1 later this
     -----------------------
month. The Floyd #1 will test one of several fault blocks adjacent to its Home Run and Triple Crown Fields. The "Floyd" fault block lies between the Triple Crown and Home Run Fields, and the Floyd #1 should test Upper and Lower Vicksburg intervals that are now producing in those fields. Three Home Run Field wells penetrated the Floyd fault block in the Upper Vicksburg 9800' sand prior to crossing a fault and drilling into the Home Run Field reservoirs, and all three wells are productive in the Upper Vicksburg 9800' sand. The


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Company  will  retain  a 34% working and 25% net revenue interest in the test of the Floyd fault block, which has an estimated reserve potential of approximately 50 Bcfe. Results are expected by November.

GULF  COAST  WILCOX  TREND

     Dinn  Ranch  Field  - As reported by EOG Resources, Inc. (NYSE:EOG) and EEX
     ------------------
Corporation (NYSE: EEX), the two operators are developing a potentially substantial field discovery in the deep Wilcox trend. As a result, two wells with reported production capacities in excess of 30 MMcf of natural gas per day per well have been producing to sales with additional production capacity anticipated in September. Further, three Dinn Ranch Field development wells were completing, with one well currently drilling.

     As per prior press releases, Brigham retains an overriding royalty interest, which converts into a 12.5% and 25% working interest at 100% and 200% payouts respectively, in one of the wells currently completing. That well, the EEX operated Lopez Mineral Trust #1, encountered approximately 300 feet of apparent pay. Although completion operations have been delayed, it is currently anticipated that production should commence in August or September. Brigham anticipates an additional development well to begin drilling during the third quarter, in which Brigham will retain the same reversionary working interests as the Lopez Mineral Trust #1. If successful, another development well could begin drilling late in the year, and Brigham would retain a 25% ground floor working interest in this well.

ANADARKO  BASIN  HUNTON  TREND

     Mills  Ranch  Field  Development Well - On July 31st Brigham spud its first
     -------------------------------------
offset to the Mills Ranch #1. Brigham directionally drilled the Mills Ranch #1 to a total depth of over 25,000 feet in December 2000. The Mills Ranch #1 encountered approximately 1,200 feet of gross pay and 240 feet of calculated true vertical net pay in three Hunton intervals. From January 2001 to mid-year 2002 the Mills Ranch #1 produced approximately 2.6 Bcfe, and was producing approximately 4.0 MMcfe per day on June 30, 2002.

     Brigham operates and retains a 64% working interest in the Mills Ranch #2, and anticipates testing the Hunton pay intervals approximately 500 feet high to the discovery well. Brigham expects the Mills Ranch #2 to test an additional Hunton pay interval, the most prolific producing interval in the area. The Mills Ranch #2 should reach total depth near year-end 2002. If successful, at least one additional development well could be required to fully develop the field.

FIRST  HALF  2002  OPERATIONAL  STATISTICS

     Brigham spud 14 wells during the first six months of 2002 in which it retained an average working interest of 34%. Ten of these wells have been completed and three are currently drilling. Brigham has achieved a gross completion rate of 91% and a net completion rate of 90% thus far in its 2002 drilling program. Production volumes averaged 27.3 MMcfe per day for the second quarter 2002, up 8% from 25.3 MMcfe per day in the first quarter 2002, despite no impact from the recent Burkhart #1R completion.

MANAGEMENT  COMMENTS

     Bud Brigham, the Company's Chairman, CEO and President, stated, "We're pleased with our drilling results thus far in 2002. Over the last several years, we've completed 33 wells in 36 recent attempts in our five focus plays. The big news currently is the very exciting activity at our Providence Field, which is a bad news/good news story. The bad news was a delay in initial production. We had originally expected the Burkhart #1R to begin producing mid second quarter rather than early in the third quarter. The good news is that it's producing at higher than anticipated rates, approximately 21.2 MMcfe per day, or 6.6 MMcfe per day net to our Company. However, due to the delays in completing the well, our second quarter daily production volumes averaged 27.3 MMcfe, instead of approximately 30 MMcfe."

     Mr. Brigham further stated, "The fundamentals of our growth in production volumes for the second half of 2002 are very strong. For example, the first two Providence Field wells on line are producing approximately 11 MMcfe per day for our Company, and we now expect to drill at least two additional wells there by year-end. We expect additional growth in production from the rest of our accelerated drilling program, including our Palmer #5 and Palmer #3ST development wells, our Floyd fault block test, our Springer wells currently completing and drilling, and our Frio and West Texas Horseshoe Atoll Trend exploration wells. Our Floyd fault block test, which should spud in the next 30 days, and our currently drilling Mills Ranch Hunton


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development  well in the Anadarko Basin, should provide exciting and potentially substantial  reserve  impact  for  our  shareholders  in  2002."

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:     John Turner, Manager of Finance and Investor Relations
             (512) 427-3300 / investor@bexp3d.com


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